Exhibit 14(b) Consent of Attorneys


Christopher S. Petito                                             202-965-8152


                                            February 24, 2002


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 15 on Form N-6 to the Registration Statement on Form S-6 (File No. 33-67386). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    Jorden Burt LLP

                               /s/ Christopher S. Petito
                            By:----------------------
                               Christopher S. Petito